Exhibit 10.2
FIFTH AMENDMENT TO LEASE

I.    PARTIES AND DATE.

This Fifth Amendment to Lease (“Amendment”) dated September 30, 2024 , is by and between DISCOVERY BUSINESS CENTER LLC, a Delaware limited liability company (“Landlord”), and GHOST MANAGEMENT GROUP, LLC, a Delaware limited liability company (“Tenant”).

II.    RECITALS.

A.Landlord and Tenant (as successor-in-interest to Ghost Media Group, LLC, a Nevada limited liability company) entered into a lease dated November 11, 2013, as amended by a First Amendment to Lease and Consent to Assignment dated January 27, 2016, a Second Amendment to Lease dated April 7, 2017, a Third Amendment to Lease dated December 29, 2017, and a Fourth Amendment to Lease dated May 3, 2018 (collectively, the “Lease”), in connection with approximately 76,227 rentable square feet, consisting of approximately 31,407 rentable square feet of space located at 43 Discovery, Suite 200, Irvine, California (the “Giveback Space”) and approximately 44,820 rentable square feet of space located at 41 Discovery, Irvine, California (the “Renewal Space”).

B.Landlord and Tenant each desire to modify the Lease to terminate the Lease with respect to the Giveback Space, extend the Term in connection with the Renewal Space, adjust the Basic Rent and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III.    MODIFICATIONS.

A.Termination as to the Giveback Space. The parties agree that Tenant’s lease as to the Giveback Space will be terminated as of October 31, 2024 (the “Termination Date for the Giveback Space”), provided that such termination will not relieve Tenant of (i) any rent or other charges owed by Tenant, or other obligations required of Tenant, as are set forth in the Lease from and after the date of this Amendment through and including the Termination Date for the Giveback Space, (ii) any obligations which are set forth in this Amendment, and (iii) any indemnity or hold harmless obligations set forth in the Lease as to the Giveback Space. Tenant will quit and surrender possession of the Giveback Space to Landlord on or before the Termination Date for the Giveback Space as required by the provisions of the Lease, including, but not limited to Section 15.2 thereof.

B.Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.Effective as of November 1, 2024, Item 2 will be deleted in its entirety and the following substituted in lieu thereof:

“2.    Premises:    41 Discovery, Irvine, CA 92618 (The Premises are more particularly set forth in Section 2.1.)

    Address of Building:    41 Discovery, Irvine, CA 92618

    Project:    Discovery Park (as shown on Exhibit Y to this Lease)”

2.Item 5 is hereby deleted in its entirety and the following substituted in lieu thereof:

“5.    Lease Term: The Term of this Lease will expire on February 28, 2030.”

3. 3.    Effective retroactively as of August 1, 2024, if this Amendment is executed by Tenant and delivered to Landlord by September 30, 2024, otherwise, effective October 1, 2024, Item 6 will be deleted in its entirety and the following will be substituted in lieu thereof:

“6.    Basic Rent for the Giveback Space (i.e., 31,407 rsf)

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
8/1/24 to 10/31/24	$2.65	$83,228.55

    Basic Rent for the Renewal Space (i.e., 44,820 rsf):

GHOST MANAGEMENT GROUP, LLC-41 Discovery-5A7    9/27/2024-Opp-050257

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
8/1/24 to 7/31/25	$1.75	$78,435.00
8/1/25 to 7/31/26	$1.81	$81,124.20
8/1/26 to 7/31/27	$1.87	$83,813.40
8/1/27 to 7/31/28	$1.93	$86,502.60
8/1/28 to 7/31/29	$2.00	$89,640.00
8/1/29 to 2/28/30	$2.07	$92,777.40”

4.Effective as of November 1, 2024, Item 8 will be deleted in its entirety and the following substituted in lieu thereof:

“8.    Floor Area of Premises: approximately 44,820 rentable square feet

    Floor Area of Building: approximately 44,820 rentable square feet”

5.Effective as of November 1, 2024, Item 11 will be deleted in its entirety and the following substituted in lieu thereof:

“11.    Parking: 202 parking spaces, together with the “Additional Parking”, in accordance with the provisions set forth in Exhibit F to this Lease.”

6.Effective as of November 1, 2024, Item 12 will be deleted in its entirety and the following substituted in lieu thereof:

“12.        Address for Payments and Notices:

LANDLORD	TENANT
Payment Registration Address:

Email tenantportal@irvinecompany.com to request an account for the Tenant Payment Portal.

Notice Address:

THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Senior Vice President,
Property Operations, Irvine Office Properties
GHOST MANAGEMENT GROUP, LLC 41 Discovery Irvine, CA 92618”
C.Floor Plan. Effective as of November 1, 2024, Exhibit A to the Lease will be deleted in its entirety and Replacement Exhibit A attached hereto will be substituted in lieu thereof.

D.Overnight Parking. Notwithstanding anything to the contrary contained in the Lease, Tenant may use up to 5 of its allotted parking spaces for overnight parking of its company vehicles (which may include light commercial vans) so long as such vehicles are kept operational and in a presentable manner, and are parked behind the 41 Discovery Building; provided, however, Landlord will have the right to terminate Tenant’s right to overnight parking upon 60 days’ prior written notice to Tenant.

E.Right to Extend the Lease. The provisions of Section 1 of Exhibit G attached to the Lease, “Right to Extend this Lease”, as amended, will remain in full force and effect and exercisable by Tenant during the Term, as extended herein.

F.Right to First Refusal. Section III.H of the Third Amendment to Lease, “Right of First Refusal”, is hereby deleted in its entirety and of no further force or effect.

G.Tenant Improvements. Landlord hereby agrees to complete the Fifth Amendment Tenant Improvements in accordance with the provisions of Exhibit X attached hereto.

IV.    GENERAL.

A.Effect of Amendment. The Lease will remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.

GHOST MANAGEMENT GROUP, LLC-41 Discovery-5A7    9/27/2024-Opp-050257

B.Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C.Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease will have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

D.Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

E.Counterparts; Digital Signatures. This Amendment may be executed in one or more counterparts, each of which will constitute an original and all of which will be one and the same agreement. The parties expressly agree that one or each of the parties may execute and deliver this Amendment electronically using a certificate-based electronic signature and delivery software service approved and initiated by Landlord that provides an audit trail and method for authenticating signers (the “Approved Service”). The Approved Service will have the same legal effect as a handwritten signature and will be admissible evidence of the parties' mutual intent to be legally bound by this Amendment. The parties declare that they have received all of the information required to be fully aware of the certificate-based electronic signature software process and each party hereby waives any claim which it may have against the enforceability of this Amendment based on the use of the Approved Service.

F.California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”

G.Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord will be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and CBRE, Inc. (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. If there is no Tenant’s Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, will be binding and enforceable in connection with the negotiation of this Amendment.

[Remainder of page intentionally left blank.]

GHOST MANAGEMENT GROUP, LLC-41 Discovery-5A7    9/27/2024-Opp-050257

V.    EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:

DISCOVERY BUSINESS CENTER LLC,
a Delaware limited liability company

By: /s/ Steven M. Case si6\

Steven M. Case
Executive Vice President
Office Properties

By: /s/ Holly McManus si6\si5\

Holly McManus
Regional Vice President, Operations
Office Properties

\in9\
TENANT: GHOST MANAGEMENT GROUP, LLC, a Delaware limited liability company By: /s/ Doug Francis \si1\ Doug Francis Chief Executive Officer\ By: /s/ Brian Camire \ Brian Camire General Counsel\

GHOST MANAGEMENT GROUP, LLC-41 Discovery-5A7    9/27/2024-Opp-050257

REPLACEMENT EXHIBIT A

DESCRIPTION OF PREMISES

41 Discovery

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EXHIBIT X

FIFTH AMENDMENT WORK LETTER
BUILD TO SUIT

Landlord, at Landlord’s sole cost, will cause its contractor to modify the HVAC controls in the Renewal Space to Landlord’s DDC system and upgrade the lighting within the Renewal Space with new LED fixtures (with a Kelvin temperature specified at 3500K) and controls (collectively, the “Fifth Amendment Tenant Improvements”) as shown in the space plan (the “Fifth Amendment Plan”) prepared by LPA, Inc. and dated June 24, 2024. Any additional cost resulting solely and directly from changes requested by Tenant will be borne solely by Tenant and paid to Landlord as set forth below for a change request. Unless otherwise specified in the Fifth Amendment Plan or hereafter agreed in writing by Landlord, all materials and finishes utilized in constructing the Fifth Amendment Tenant Improvements will be Landlord's building standard. If Landlord submits any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion, Tenant will respond in writing, as appropriate, within 5 business days unless a shorter period is provided herein. Tenant will not unreasonably withhold its approval of any matter, and any disapproval will be limited to items not previously approved by Tenant in the Fifth Amendment Plan or otherwise.

In the event that Tenant requests in writing a revision in the Fifth Amendment Plan or in any other plans hereafter approved by Tenant, then provided such change request is acceptable to Landlord, Landlord will advise Tenant by written change order of any additional cost such change would cause. Tenant will approve or disapprove such change order in writing within 2 business days following its receipt. Tenant's approval of a change order will not be effective unless accompanied by payment in full of the additional cost of the tenant improvement work resulting from the change order (unless such additional cost is less than $25,000.00 in which case 50% of the additional cost will be due within 21 days of Tenant’s approval of the change order, and the remaining 50% will be due within 30 days of Landlord’s substantial completion of all the work required to be completed by Landlord pursuant to this Fifth Amendment Work Letter (but for minor punch list matters, and Landlord obtaining any requisite governmental approvals for Tenant’s occupancy in connection with such work). It is understood that Landlord will have no obligation to interrupt or modify the tenant improvement work pending Tenant's approval of a change order.

It is understood that all of the Fifth Amendment Tenant Improvements will be done during Tenant’s occupancy of the Renewal Space; provided, however, that Landlord will provide Tenant with reasonable notice prior to commencing construction, and shall cause its contractor to work with Patrick McGraw prior to commencement of construction to create a daily work plan reasonably acceptable to each party. Such notice may be effectuated in accordance with Article 16 of this Lease, or via email or telephone to Patrick McGraw as described below.

Tenant further agrees that it will be solely responsible for relocating its office equipment and furniture in the Renewal Space in order for Landlord to complete the work in the Renewal Space and that no rental abatement will result while the Fifth Amendment Tenant Improvements are completed in the Renewal Space.

Tenant hereby designates Patrick McGraw, Telephone No. (714) 305-0203, Email: pmcgraw@weedmaps.com, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for changes, and Landlord will be entitled to rely upon authorizations and directives of such person(s) as if given by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.
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